Exhibit 1.3
EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT
dated as of
February 22, 2011
among
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as ABL Collateral Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as First Lien Collateral Trustee,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Subordinated Lien Collateral Trustee,
COFFEYVILLE RESOURCES, LLC,
COFFEYVILLE FINANCE INC.,
and
the guarantors listed on Schedule I hereto

          ABL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of February 22, 2011, among DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for the First Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “First Lien Collateral Trustee”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for each of the Second Lien Secured Parties and Subordinated Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Subordinated Lien Collateral Trustee”), COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Issuer”), COFFEYVILLE FINANCE INC., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), and the other guarantors listed on Schedule I hereto (as well as each future guarantor that becomes a party hereto pursuant to the terms hereof, collectively, the “Guarantors”).
          Reference is made to the ABL Credit Agreement, dated as of February 22, 2011 (as amended, restated, supplemented, modified, renewed, refunded, restructured, increased, refinanced and/or replaced from time to time, the “ABL Credit Agreement”), among the Issuer, the other borrowers from time to time party thereto, the Co-Issuer, the other guarantors from time to time party thereto, the ABL Collateral Agent, and the other parties thereto.
          Reference is made to (i) the Indenture, dated as of April 6, 2010 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “First Lien Indenture”), among the Issuers, Wells Fargo Bank, National Association, as trustee (the “First Lien Trustee”), and the other parties thereto, pursuant to which the Issuers issued the 9% first lien notes due 2015 (together with any additional notes issued pursuant to the First Lien Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “First Lien Notes”), (ii) the Other Hedge Agreements, if any, and (iii) the other First Lien Documents, if any.
          Reference is made to (i) the Indenture, dated as of April 6, 2010 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), among the Issuers, Wells Fargo Bank, National Association, as trustee, and the other parties thereto, pursuant to which the Issuers issued the 10 7/8% second lien notes due 2017 (together with any additional notes issued pursuant to the Second Lien Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “Second Lien Notes”) and (ii) the other Second Lien Documents.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Collateral Agent (on behalf of the ABL Secured Parties), the First Lien Collateral Trustee (on behalf of the First Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of each of the Second Lien Secured Parties and the Subordinated Lien Secured Parties), the Issuers and the Guarantors agree as follows:
ARTICLE I
Definitions
               SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
          (b) As used in this Agreement, the following terms have the meanings specified below:
          “ABL Collateral Agent” has the meaning set forth in the preamble.
          “ABL Credit Agreement” has the meaning set forth in the preamble.
          “ABL Debt” means (i) Indebtedness under the ABL Credit Agreement, (ii) Indebtedness under any interest rate hedging agreement, commodity hedging agreement, currency hedging agreement, other hedging agreement or cash management agreement, in each case entered into with any lender under the ABL Credit Agreement, its affiliates or any other Person permitted under the ABL Credit Agreement if the obligations under any such agreement are permitted under the ABL Credit Agreement to be secured pursuant to the ABL Security Documents (the “ABL Hedging Agreements” and the “ABL Cash Management Agreements”, respectively) and (iii) to the extent issued or outstanding, any other Indebtedness of the Issuers or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “ABL Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; and (c) at the time of the incurrence thereof, such Indebtedness may be incurred (and secured) as ABL Debt without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Security Documents, the ABL Hedging Agreements, the ABL Cash Management Agreements, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement, the ABL Hedging Agreements or the ABL Cash Management Agreements, in each case as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.
          “ABL Liens” means Liens on the Collateral created under the ABL Security Documents to secure the ABL Obligations.
          “ABL Obligations” means all indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents and all other obligations in respect thereof (including, without limitation, principal, premium, interest, reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing (including Post-Petition Interest at the rate provided in the relevant ABL Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding)).
          “ABL Priority Collateral” means (i) all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible) which arise as a result of the sale or lease of Inventory, Goods or merchandise or provision of services, including the right to payment of any interest or finance charges), (ii) all Inventory, (iii) all Payment Intangibles (including corporate and other tax refunds), documents of title, customs receipts, insurance, shipping and other documents and other written materials related to any Inventory (including to the purchase or import of any Inventory), (iv) all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property (other than Capital Stock), Documents and General Intangibles (other than any intellectual property and Capital Stock) pertaining to any ABL Priority Collateral, (v) all Deposit Accounts, collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing, (vi) all books and records and Supporting Obligations relating to any of the foregoing, (vii) all related letters of credit, guaranties, collateral liens, Commercial Tort Claims or other claims and causes of action, and (viii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, Investment Property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, in each case at any time held by any of the Issuers or any of the Guarantors (whether now existing or at any time hereafter acquired by any of the Issuers or any of the Guarantors or in which any of the Issuers or Guarantors acquires any right, title or interest), other than any assets that constitute Excluded Assets under clause (a) of the definition thereof. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.
          “ABL Secured Parties” means the Secured Parties (as defined in the ABL Security Documents).
          “ABL Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any ABL Obligations.
          “Agents” means the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).
          “Bankruptcy Code” means Title 11 of the United States Code.
          “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          “Collateral” means the ABL Priority Collateral and the Note Priority Collateral.
          “Collateral Access Agreement” shall have the meaning of such term as set forth in the ABL Security Documents.
          “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of April 6, among the Issuers, the Subordinated Lien Collateral Trustee and the other parties thereto from time to time, as such agreement may be amended, restated, supplemented, modified and/or replaced from time to time.
          “Collateral Trust and Intercreditor Agreement” means that certain First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 6, 2010, among the Issuers, the First Lien Trustee, the First Lien Collateral Trustee, J. Aron & Company and the other parties thereto, as amended, restated, supplemented, modified, and/or replaced from time to time.
          “Copyrights” shall have the collective meaning of such term set forth in the Security Documents.
          “Disposition” shall mean any sale, lease, sale and leaseback, assignment, conveyance, exchange, transfer or other disposition.
          “Dispose” shall have a correlative meaning.
          “Domestic Subsidiary” of any Person shall mean any subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.
          “Enforcement Action” means (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on the Collateral under the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents or applicable law, including the election to retain any Collateral in satisfaction of a Lien or credit bid, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other Disposition of all or any portion of the Collateral, at a private or public sale, other Disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, and (e) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against any Grantor) whether under the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents, applicable law, in a proceeding or otherwise, it being acknowledged and agreed that the exercise of cash dominion by the Senior Representative in respect of the ABL Priority Collateral over the Deposit Accounts of any Grantor and application of funds in connection therewith will not constitute an Enforcement Action for purposes of this Agreement.
          “Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral to the other specifying that it is an “Enforcement Notice” and the relevant Event of Default.
          “Event of Default” means an “Event of Default” (or similarly defined term) under and as defined in the ABL Credit Agreement or any other ABL Document, the First Lien Indenture or any other First Lien Document, the Second Lien Indenture or any other Second Lien Document or any Subordinated Lien Document, as the context may require.
          “Excluded Assets” means: (a) any intellectual property, lease, license, contract, property rights or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any of the outstanding capital stock of a controlled foreign corporation in excess of 65% of the voting power of all classes of Capital Stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuer and each Guarantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation; and (c) with respect to perfection only, any item of personal property as to which the Senior Representative in respect of the Note Priority Collateral shall determine in its reasonable discretion after consultation with the Issuer that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
          “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining “fair market value” hereunder, any determination that the fair market value of assets other than cash or cash equivalents is equal to or greater than $50.0 million will be made by the Issuer’s or CVR Energy Inc.’s board of directors and evidenced by a resolution thereof and set forth in an officers’ certificate.
          “First and Subordinated Lien Intercreditor Agreement” means that certain First and Subordinated Lien Intercreditor Agreement, dated as of April 6, 2010, among the Issuer, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, as amended, restated, supplemented, modified, and/or replaced from time to time.
          “First Lien Debt” means Indebtedness under the First Lien Indenture and the First Lien Notes, Other Hedging Obligations and, to the extent issued or outstanding, any other Indebtedness of the Issuers or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “First Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “First Lien Debt” in accordance with the requirements of the Collateral Trust and Intercreditor Agreement; and (d) at the time of the incurrence thereof, the applicable First Lien Debt may be incurred (and secured as contemplated in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document, if any, or causing any default thereunder.
          “First Lien Documents” means, collectively, the First Lien Indenture, the Other Hedge Agreements, the First Lien Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “First Lien Indenture” has the meaning set forth in the preamble.
          “First Lien Liens” means Liens on the Collateral created under the First Lien Security Documents to secure the First Lien Obligations.
          “First Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, (i) all notes issued pursuant to the First Lien Indenture, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Documents, (iii) all Other Hedging Obligations, (iv) all guarantee obligations, fees, expenses and all other obligations under the First Lien Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, and (v) all obligations arising with respect to any First Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant First Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “First Lien Secured Parties” means the Secured Parties (as defined in the First Lien Security Documents).
          “First Lien Security Documents” means the Amended and Restated First Lien Pledge and Security Agreement, dated as of December 28, 2006, as amended, among the Grantors and the First Lien Collateral Trustee            and as it may be further amended, restated or modified from time to time, and any other documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any First Lien Obligations.
          “Grantors” means, collectively, the Issuers and the Guarantors.
          “Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either Issuer or any Guarantor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Guarantor or with respect to a material portion of their respective assets; any liquidation, dissolution, reorganization or winding up of either Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Guarantor.
          “Joint Instruction” means an instruction of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties on the following basis: (A) prior to the Payment in Full of the Second Lien Obligations and the ABL Obligations, a direction in writing delivered to the Subordinated Lien Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of (i) the aggregate outstanding principal amount of Second Lien Debt and ABL Debt (including outstanding letters of credit whether or not then drawn) and (ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt and ABL Debt; and (B) at any time after the Payment in Full of the Second Lien Obligations and the ABL Obligations, a direction in writing delivered to the Subordinated Lien Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of (i) the aggregate outstanding principal amount of Subordinated Lien Debt (including outstanding letters of credit whether or not then drawn) and (ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Subordinated Lien Debt.
          “Junior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Documents, each of the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, (ii) in respect of the First Lien Documents, each of the Second Lien Documents and the Subordinated Lien Documents, and (iii) in respect of the Second Lien Documents, the Subordinated Lien Documents and (b) for the Note Priority Collateral, (i) in respect of the First Lien Documents, each of the ABL Documents, the Second Lien Documents and the Subordinated Lien Documents, (ii) in respect of each of the ABL Documents and the Second Lien Documents, the Subordinated Lien Documents.
          “Junior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Liens, each of the First Lien Liens, the Second Lien Liens and the Subordinated Lien Liens, (ii) in respect of the First Lien Liens, each of the Second Lien Liens and the Subordinated Lien Liens, and (iii) in respect of the Second Lien Liens, the Subordinated Lien Liens and (b) for the Note Priority Collateral, (i) in respect of the First Lien Liens, each of the ABL Liens, the Second Lien Liens and the Subordinated Lien Liens, (ii) in respect of each of the ABL Liens and the Second Lien Liens, the Subordinated Lien Liens.
          “Junior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Collateral Agent, each of the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, (ii) in respect of the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) and (b) for the Note Priority Collateral, (i) in respect of the First Lien Collateral Trustee, each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee, (ii) in respect of each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).
          “Junior Secured Obligations” means (a) (i) in respect of the First Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the ABL Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, and (ii) in respect of the First Lien Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Second Lien Obligations and the Subordinated Lien Obligations, (b) (i) in respect of the ABL Obligations (to the extent such Obligations are secured by the Note Priority Collateral), the Subordinated Lien Obligations, and (ii) in respect of the ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, and (c) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral or the ABL Priority Collateral), the Subordinated Lien Obligations.
          “Junior Secured Obligations Collateral” means the Collateral in respect of which a Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.
          “Junior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Secured Parties, each of the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties, (ii) in respect of the First Lien Secured Parties, each of the Second Lien Secured Parties and the Subordinated Lien Secured Parties, and (iii) in respect of the Second Lien Secured Parties, the Subordinated Lien Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of the First Lien Secured Parties, each of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties, (ii) in respect of each of the ABL Secured Parties and the Second Lien Secured Parties, the Subordinated Lien Secured Parties.
          “Junior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Security Documents, each of the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents, (ii) in respect of the First Lien Security Documents, each of the Second Lien Security Documents and the Subordinated Lien Security Documents, and (iii) in respect of the Second Lien Security Documents, the Subordinated Lien Security Documents, and (b) for the Note Priority Collateral, (i) in respect of the First Lien Security Documents, each of the ABL Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents, (ii) in respect of each of the ABL Security Documents and the Second Lien Security Documents, the Subordinated Lien Security Documents.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
          “Lien Priority Confirmation” means: (1) as to any additional ABL Debt, the written agreement of the holders of such additional ABL Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such ABL Debt are bound by the provisions of this Agreement; (b) consenting to and directing the ABL Collateral Agent to act as agent for such additional ABL Debt or such representative, as applicable, and perform its obligations under this Agreement and the ABL Security Documents; and (c) that the holders of such obligations in respect of such additional ABL Debt are bound by this Agreement; (2) as to any additional First Lien Debt, the written agreement of the holders of such additional First Lien Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such First Lien Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement and this Agreement; (b) consenting to and directing the First Lien Collateral Trustee to act as agent for such additional First Lien Debt or such representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement, the First Lien Security Documents and this Agreement; and (c) that the holders of such obligations in respect of such additional First Lien Debt are bound by the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement and this Agreement; and (3) as to any additional Second Lien Debt and Subordinated Lien Debt, the written agreement of the holders of such debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all the other holders of obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the provisions of the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement and this Agreement; (b) consenting to and directing the Subordinated Lien Collateral Trustee to act as agent for such additional Second Lien Debt or Subordinated Lien Debt, as applicable, or such representative, as applicable, and perform its obligations under the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement, this Agreement, and the Second Lien Security Documents or Subordinated Lien Security Documents, as applicable; and (c) that the holders of such obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement and this Agreement.
          “Note Priority Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuers or any Guarantor, including all substitutions, replacements, accessions, products and proceeds of any or all of the foregoing, except Excluded Assets and ABL Priority Collateral.
          “Obligations” means the ABL Obligations, the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, if any.
          “Other Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or Commodity Agreement entered into with a Lender Counterparty (as each such term is defined in the Collateral Trust and Intercreditor Agreement) in the ordinary course of the Issuers’ or the Guarantors’ business, and otherwise permitted pursuant to the First Lien Documents (other than the ABL Hedge Agreements).
          “Other Hedging Obligations” means all indebtedness, liabilities and obligations owed to any First Lien Secured Party under any Other Hedge Agreement.
          “Paid In Full” and “Payment In Full” in respect of any Obligations means: (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided in the respective documentation, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness and other obligations and liabilities outstanding under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable; (b) in respect of the First Lien Obligations only, payment in full in cash of all Other Hedging Obligations constituting First Lien Obligations or the cash collateralization of all such Other Hedging Obligations on terms satisfactory to each applicable counterparty; (c) payment in full in cash of all other ABL Obligations, First Lien Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (d) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations, First Lien Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable; and (e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documentation, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
          “Representative” means (a) in the case of any ABL Obligations, the ABL Collateral Agent, (b) in the case of any First Lien Obligations, the First Lien Collateral Trustee, (c) in the case of any Second Lien Obligations, the Subordinated Lien Collateral Trustee, and (d) in the case of any Subordinated Lien Obligations, the Subordinated Lien Collateral Trustee.
          “Second Lien Debt” means Indebtedness under the Second Lien Indenture and the Second Lien Notes and, to the extent issued or outstanding, any other Indebtedness of the Issuers or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Second Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Second Lien Debt” in accordance with the requirements of the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement; and (d) at the time of the incurrence thereof, the applicable Second Lien Debt may be incurred (and secured as contemplated in the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “Second Lien Documents” means, collectively, the Second Lien Indenture, the Second Lien Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Second Lien Indenture” has the meaning set forth in the preamble.
          “Second Lien Liens” means Liens on the Collateral created under the Second Lien Security Documents to secure the Second Lien Obligations.
          “Second Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, all obligations arising with respect to any Second Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Second Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “Second Lien Secured Parties” means the Secured Parties (as defined in the Second Lien Security Documents).
          “Second Lien Security Documents” means the Second Lien Pledge and Security Agreement, dated as of April 6, 2010, among the Grantors and the Subordinated Lien Collateral Trustee, and any other documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Second Lien Obligations.
          “Secured Parties” means the ABL Secured Parties, the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties.
          “Security Documents” means the ABL Security Documents, the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents.
          “Senior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Documents, the ABL Documents, (ii) in respect of the Second Lien Documents, each of the First Lien Documents and the ABL Documents, and (iii) in respect of the Subordinated Lien Documents, each of the Second Lien Documents, the First Lien Documents and the ABL Documents, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Documents and the Second Lien Documents, the First Lien Documents, (ii) in respect of the Subordinated Lien Documents, each of the Second Lien Documents, the ABL Documents and the First Lien Documents.
          “Senior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Liens, the ABL Liens, (ii) in respect of the Second Lien Liens, each of the First Lien Liens and the ABL Liens, and (iii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the First Lien Liens and the ABL Liens, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Liens and the Second Lien Liens, the First Lien Liens, (ii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the ABL Liens and the First Lien Liens.
          “Senior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Collateral Trustee, the ABL Collateral Agent, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the First Lien Collateral Trustee and the ABL Collateral Agent, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the First Lien Collateral Trustee and the ABL Collateral Agent, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the First Lien Collateral Trustee, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the ABL Collateral Agent and the First Lien Collateral Trustee.
          “Senior Secured Obligations” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Obligations, the ABL Obligations, (ii) in respect of the Second Lien Obligations, each of the First Lien Obligations and the ABL Obligations, and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the First Lien Obligations and the ABL Obligations, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Obligations and the Second Lien Obligations, the First Lien Obligations, (ii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the ABL Obligations and the First Lien Obligations.
          “Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.
          “Senior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Secured Parties, the ABL Secured Parties, (ii) in respect of the Second Lien Secured Parties, each of the First Lien Secured Parties and the ABL Secured Parties, and (iii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the First Lien Secured Parties and the ABL Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Secured Parties and the Second Lien Secured Parties, the First Lien Secured Parties, (ii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the ABL Secured Parties and the First Lien Secured Parties.
          “Senior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Security Documents, the ABL Security Documents, (ii) in respect of the Second Lien Security Documents, each of the First Lien Security Documents and the ABL Security Documents, and (iii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the First Lien Security Documents and the ABL Security Documents, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Security Documents and the Second Lien Security Documents, the First Lien Security Documents, (ii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the ABL Security Documents and the First Lien Security Documents.
          “Subordinated Lien Debt” means, to the extent issued or outstanding, any Indebtedness of the Issuers or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Subordinated Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Subordinated Lien Debt” in accordance with the requirements of the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement; and (d) at the time of the incurrence thereof, the applicable Subordinated Lien Debt may be incurred (and secured as contemplated in the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “Subordinated Lien Documents” means, collectively, the Subordinated Lien Debt Documents, the Subordinated Lien Security Documents and each of the agreements, documents and instruments providing for or evidencing any other Subordinated Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Subordinated Lien Liens” means Liens on the Collateral created under the Subordinated Lien Security Documents to secure the Subordinated Lien Obligations.
          “Subordinated Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, all obligations arising with respect to any Subordinated Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Subordinated Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “Subordinated Lien Secured Parties” means the Secured Parties (as defined in the Subordinated Lien Security Documents).
          “Subordinated Lien Security Documents” means, collectively, any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Subordinated Lien Obligations.
          “subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof); provided, that notwithstanding the foregoing, CVR Partners, LP and Coffeyville Nitrogen Fertilizers, LLC shall be deemed Subsidiaries of the Issuer for so long as their financial results are consolidated with the Issuer’s financial results but shall cease to be considered Subsidiaries of the Issuer upon the occurrence of the Fertilizer Business Event (as defined in the First Lien Indenture).
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York (or equivalent statutes in other states).
ARTICLE II
Subordination of Junior Liens; Certain Agreements
               SECTION 2.01. Subordination of Junior Liens. (a) Notwithstanding the date, manner or order of creation, attachment, or perfection of the security interests and Liens granted to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, and notwithstanding any provisions of the UCC, or any applicable law or decision or this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents or any other agreement or instrument to the contrary, or whether and irrespective of whether any Senior Secured Obligations Secured Party holds possession of all or any part of the Collateral or of the time or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing or of any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Senior Liens, all Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral. Notwithstanding anything to the contrary in this Agreement, the following shall be the relative priority of the security interests and Liens of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) in the Collateral:
     (A) The ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a first priority Lien on the ABL Priority Collateral; the First Lien Collateral Trustee (on behalf of the First Lien Secured Parties) shall have a second priority Lien on the ABL Priority Collateral; the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a third priority Lien on the ABL Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the ABL Priority Collateral; and
     (B) The First Lien Collateral Trustee (on behalf of the First Lien Secured Parties) shall have a first priority Lien on the Note Priority Collateral; each of the ABL Collateral Agent (on behalf of the ABL Secured Parties) and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a second priority Lien on the Note Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a third priority Lien on the Note Priority Collateral.
          (b) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased from time to time, (ii) all or a portion of the ABL Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties, the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.
          (c) The subordination of all Junior Liens to all Senior Liens as set forth in this Agreement is with respect to only the priority of the Liens held by or on behalf of the Senior Secured Obligations Secured Parties and shall not constitute a subordination of the Obligations owing to any Secured Party to the Obligations owing to any other Secured Party.
          (d) The parties hereto agree that it is their intention that the Collateral held by each Agent is identical in all material respects to the Collateral held by each other Agent. In furtherance of the foregoing and subject to the other provisions of this Agreement:
     (1) upon request by any Agent, such parties shall cooperate in good faith (and direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral held by each Agent, the steps taken to perfect the Liens thereon and the identity of the Grantors; and
     (2) that the ABL Security Documents, the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents shall be in all material respects the same forms of documents; and the guarantees issued with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations shall contain the same material provisions with respect to waivers of the guarantors’ rights, the discharge thereof, reinstatement thereof and the release of guarantors thereunder.
               SECTION 2.02. New Liens. Until the Senior Secured Obligations shall have been Paid in Full, (i) each Agent agrees, on behalf of the applicable Secured Parties, that no Agent, on behalf of the applicable Secured Parties, nor any other Secured Party, shall acquire or hold any Lien on any assets of any Grantor which with respect to which such Agent has actual knowledge that such assets are not also subject to a Lien in favor of each other Agent on behalf of the applicable Secured Parties and (ii) each Grantor agrees not to grant any Lien on any of its assets in favor of any Agent, on behalf of the applicable Secured Parties, unless it has granted a Lien on such assets in favor of each other Agent, on behalf of the applicable Secured Parties (in either case, except to the extent that the assets subject to such Liens are not required to be pledged as Collateral for the respective Obligations to the extent provided in the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as the case may be). If any Agent shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor to secure any Obligations, which assets are not also subject to a Lien in favor of each other Agent to secure the applicable Obligations, then the Agent acquiring such Lien shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Security Documents, either (x) release such Lien or (y) (1) also hold and be deemed to have held such Lien for the benefit of each other Agent and Secured Parties subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover hereunder and (2) in the case of the Junior Representative acquiring a Lien, assign such Lien to the Senior Representative to secure the Senior Secured Obligations (in which case the Junior Representative may retain a Junior Lien on such assets subject to the terms hereof).
               SECTION 2.03. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. (a) Except to the extent expressly permitted by Section 2.07, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any Enforcement Action available to it in respect of any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise, at any time when such Junior Secured Obligations Collateral shall be subject to any Senior Lien and any Sepnior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any Enforcement Actions. The Senior Representative shall provide written notice to each Junior Representative in the event that the Senior Representative takes any Enforcement Action; provided, however, that failure to give such notice shall not affect the lien subordination or other rights of the Senior Representative under this Agreement.
     (b) Notwithstanding anything contained herein to the contrary, each of the Agents retains the right to:
     (A) file a claim or statement of interest with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, in any case or proceeding commenced by or against any Grantor under the Bankruptcy Code or any similar bankruptcy law for the relief or protection of debtors, any other proceeding of a similar nature for the reorganization, protection, restructuring, compromise or arrangement of any of the assets and/or liabilities of any Grantor or any similar case or proceeding, as applicable,
     (B) take any action (not adverse to the priority status of any of the Liens of any Senior Representative, or the rights of any Senior Representative or any Senior Secured Obligations Secured Party, to exercise any Enforcement Action in respect thereof) in order to create, perfect, preserve or protect its Liens on any of the Collateral,
     (C) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, or other pleading objecting to or otherwise seeking the disallowance of the claims of such Agent or any of the Secured Parties for whom it acts as Agent, in either case, not inconsistent with the terms of this Agreement,
     (D) to the extent such holders acknowledge that such holders hold an unsecured claim, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantors arising under any case or proceeding referred to in clause (A) above, except to the extent inconsistent with the terms of this Agreement, and
     (E) vote in favor of or against any plan of reorganization, compromise or arrangement, or file any proof of claim, make other filings and/or make any arguments and motions with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, that in each case, are not inconsistent with the terms of this Agreement.
               (c) Upon the Payment in Full of the First Lien Obligations, the Subordinated Lien Collateral Trustee (acting on behalf of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties), acting on a Joint Instruction, may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Note Priority Collateral under any applicable Security Document, applicable law or otherwise.
               SECTION 2.04. No Duties of Senior Representative. (a) Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative (i) any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any Disposition of such Collateral and the Payment in Full of the Senior Secured Obligations secured thereby (in each case, unless the Junior Liens on all such Junior Secured Obligations Collateral are terminated and released prior to or concurrently with such Disposition and Payment In Full) or (ii) if the Senior Representative shall be in possession of all or any part of such Collateral after such Payment in Full, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party.
               (b) Prior to Payment In Full. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Obligations Secured Party holds a Junior Lien shall have been Paid In Full, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to Dispose of or deal with such Collateral as provided herein and in the Senior Secured Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Such permitted actions shall include the rights of an agent appointed by the Senior Representative and Senior Secured Obligations Secured Parties to Dispose of such Senior Secured Obligations Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or the laws of any applicable jurisdiction. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to Dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such Disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such Disposition or liquidation.
               (c) Waiver. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.07, any borrowing of, or grant of a security interest or administrative expense priority under Section 363 or Section 364 of the Bankruptcy Code to, the Issuers, the Guarantors or any of their subsidiaries, as debtor-in-possession.
               SECTION 2.05. Application of Proceeds; No Interference; Payment Over; Reinstatement. (a) So long as the Senior Secured Obligations have not been Paid in Full, any Senior Secured Obligations Collateral or proceeds thereof received by the Senior Representative in connection with any Disposition of, or collection on, such Senior Secured Obligations Collateral upon the taking of any Enforcement Action (including any right of setoff and including as a result of any distribution of or in respect of any Senior Secured Obligations Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding) shall be applied by the Senior Representative to the Senior Secured Obligations in accordance with the Senior Documents. Upon the Payment in Full of the Senior Secured Obligations, the Senior Representative shall deliver to the Junior Representative any remaining Senior Secured Obligations Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Secured Obligations in accordance with the Junior Documents.
               (b) In the event that ABL Priority Collateral and Note Priority Collateral are Disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Note Priority Collateral, on the other hand, being sold, including in connection with or as a result of the sale by any Grantor of the Capital Stock of any Grantor or a subsidiary thereof that owns assets constituting ABL Priority Collateral or Note Priority Collateral, then, solely for purposes of this Agreement, the portion of the aggregate sales price deemed to be proceeds of the ABL Priority Collateral, on the one hand, and the Note Priority Collateral, on the other hand, shall be allocated to the ABL Priority Collateral or the Note Priority Collateral in accordance with their respective fair market value.
               (c) Until the Junior Representative has received written notice from the Senior Representative that the Senior Secured Obligations have been Paid In Full, each Junior Secured Obligations Secured Party agrees that (i) it will not take, cause to be taken, or support any other Person in taking, any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not contest, challenge or question, or support any other Person in contesting, challenging or questioning, in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken, or support any other Person in taking, any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it will have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute, or support any other Person in instituting, any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party will be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and will waive any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
               (d) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it obtains possession of any Senior Secured Obligations Collateral or realizes any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien remains in effect, then it will segregate and hold such Collateral, proceeds or payment in trust for the Senior Representative and the Senior Secured Obligations Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative.
               (e) Each Junior Secured Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded or required to be returned or repaid for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated in full force and effect as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations.
               SECTION 2.06. Automatic Release of Junior Liens. (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree to the following with respect to releases of Liens: (1) in the event of any Disposition permitted under the Senior Documents and not expressly prohibited under the terms of the Junior Documents of any Senior Secured Obligations Collateral subject to any Junior Lien (other than in connection with (x) the exercise of remedies by the Senior Representative in respect of such Senior Secured Obligations Collateral, (y) the Payment in Full of the Senior Secured Obligations, or (z) after the occurrence and during the continuance of any Event of Default under any Senior Document or Junior Document), such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released; and (2) notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of any Disposition that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, Senior Secured Obligations Collateral subject to any Junior Lien, such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released (except with respect to any proceeds of such Disposition that remain after Payment in Full of the Senior Secured Obligations).
               (b) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section.
               SECTION 2.07. Certain Agreements With Respect to Bankruptcy or Insolvency or Liquidation Proceedings. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.
               (a) If any Grantor becomes subject to a case under the Bankruptcy Code and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, on behalf of the Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens), so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral to the extent permitted by applicable law, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. For the avoidance of doubt, any DIP Financing Liens on any ABL Priority Collateral shall not apply automatically to any Note Priority Collateral, and any DIP Financing Liens on any Note Priority Collateral shall not apply automatically to any ABL Priority Collateral.
               (b) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a Disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such Disposition of such Senior Secured Obligations Collateral, so long as the Liens held by the Junior Representative on such Collateral attach to the proceeds thereof subject to the relative priorities set forth in this Agreement.
               (c) Each Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its interest in its respective Senior Secured Obligations Collateral in the form of replacement Liens on post-petition collateral of the same type as the Senior Secured Obligations Collateral            so long as the Senior Secured Obligations Secured Parties have been granted such replacement Liens on such Senior Secured Obligations Collateral, and agrees that it shall not contest or support any other Person contesting any request for such Liens. Each Agent, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its junior interest in the Senior Secured Obligations Collateral, subject to the provisions of this Agreement; provided, that if (A) the Senior Representative is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the Senior Secured Obligations Collateral, and (B) such adequate protection requested by the Junior Representative is in the form of a replacement Lien on such post-petition collateral of the same type as the Senior Secured Obligations Collateral, such Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of the Senior Representative on such post-petition collateral, and, if applicable, the Liens securing any DIP Financing (and all obligations relating thereto) secured by such Senior Secured Obligations Collateral and provided by the Senior Representative or one or more Senior Secured Obligations Secured Parties on the same basis as the Liens of the Junior Representative on such Senior Secured Obligations Collateral are subordinated to the Liens of the Senior Representative on such Senior Secured Obligations Collateral under this Agreement. In the event that a Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Collateral in the form of a replacement Lien on post-petition assets of the same type as such Collateral, then such Junior Representative, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that the Senior Representative for such type of Collateral shall also be granted a replacement Lien on such post-petition assets as adequate protection of its senior interest in such type of Collateral and that the Junior Representative’s replacement Lien shall be subordinated to the replacement Lien of the Senior Representative. If any Agent or Secured Party receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Senior Secured Obligations Collateral, then such post-petition assets shall also constitute Senior Secured Obligations Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien and shall be subject to the terms of this Agreement.
               (d) Each Agent, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Senior Secured Obligations Collateral, without the prior written consent of the Senior Representative, or (ii) oppose any request by the Senior Representative or any Senior Secured Obligations Secured Party to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Senior Secured Obligations Collateral.
               SECTION 2.08. [Reserved].
               SECTION 2.09. Entry Upon Premises.
               (a) Rights to Enter Upon Premises. If (i) the Senior Representative in respect of the ABL Priority Collateral takes any Enforcement Action with respect to the ABL Priority Collateral, (ii) the Senior Representative in respect of the Note Priority Collateral acquires an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law or (iii) the Senior Representative in respect of the Note Priority Collateral shall, through the exercise of remedies under the applicable Security Documents or otherwise, sell any of the Note Priority Collateral to any third party (a “Third Party Purchaser”) as permitted by the terms of this Agreement, then, subject to the rights of any landlords under real estate leases and to the limitations and restrictions with respect to use of and entry upon the premises as set forth in the applicable Collateral Access Agreements, the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral shall or, in the case of clause (iii) shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser shall: (x) cooperate with the Senior Representative in respect of the ABL Priority Collateral (and its employees, agents, advisors and representatives) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (y) not hinder or restrict in any respect the Senior Representative in respect of the ABL Priority Collateral from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (z) permit the Senior Representative in respect of the ABL Priority Collateral, its employees, agents, advisors and representatives, at the sole cost and expense of the Grantors (or, failing payment thereof by the Grantors, of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral) to enter upon and use the Note Priority Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), in each case of preceding clauses (x), (y) and (z) for a period not to exceed 180 days after the earlier to occur of (i) the date the Senior Representative in respect of the ABL Priority Collateral receives written notice from the Senior Representative in respect of the Note Priority Collateral that (I) it has acquired an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or under applicable law or (II) it shall have, through the exercise of remedies under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or otherwise, sold any of the Note Priority Collateral to a Third Party Purchaser as permitted by the terms of this Agreement, and (ii) the date the Senior Representative in respect of the ABL Priority Collateral first enforces its security interests in the ABL Priority Collateral located on the premises included in the Note Priority Collateral (such period, the “Disposition Period”) for the purposes of:
     (1) inspecting, removing or enforcing the Senior Representative in respect of the ABL Priority Collateral’s rights in the ABL Priority Collateral,
     (2) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process or raw materials,
     (3) selling any or all of the ABL Priority Collateral located on such Note Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise,
     (4) removing any or all of the ABL Priority Collateral located on such Note Priority Collateral,
     (5) to use any of the Collateral under the control or possession of the Senior Representative (or sold to a Third Party Purchaser) in respect of the Note Priority Collateral consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle or Dispose of any ABL Priority Collateral, or
     (6) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral in and to the ABL Priority Collateral;
; provided, however, that nothing contained in this Agreement will restrict the rights of the Senior Representative in respect of the Note Priority Collateral from selling, assigning or otherwise transferring any Note Priority Collateral prior to the expiration of the Disposition Period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of this Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, the Disposition Period shall be tolled during the pendency of any such stay or other order. If the Senior Representative in respect of the ABL Priority Collateral conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Note Priority Collateral, such Senior Representative in respect of the Note Priority Collateral shall provide the Senior Representative in respect of the Note Priority Collateral with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt such Senior Representative in respect of the Note Priority Collateral’s use of such real property.
               (b) License. The Senior Representative in respect of the Note Priority Collateral, on behalf of the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral, irrevocably grants (or shall require as a condition of a sale to a Third Party Purchaser that the Third Party Purchaser grants) the Senior Representative in respect of the ABL Priority Collateral a non-exclusive worldwide license to or right to use, to the extent permitted by law and any applicable contractual obligations binding on the Note Priority Collateral, and solely to the extent the Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) has an ownership interest therein or other assignable right of use thereto, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors or their subsidiaries in order for the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any inventory included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the inventory included in the ABL Priority Collateral in accordance with the terms of the Senior Secured Obligations Security Documents in respect of the ABL Priority Collateral. The Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) will agree that any of the intellectual property constituting Note Priority Collateral that is sold, transferred or otherwise Disposed of (whether pursuant to enforcement action or otherwise) will be subject to rights of the Senior Representative in respect of the ABL Priority Collateral as described above.
               (c) Expenses and Repair. During the period of actual occupation, use or control by the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or their agents or representatives of any Note Priority Collateral, such Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, in each case to the extent not paid for by the Grantors or any of their subsidiaries, and (ii) be obligated to repair at their expense any physical damage to such Note Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Note Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted, in each case to the extent not paid for by the Grantors or any of their subsidiaries.
               (d) Indemnification. The Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral shall agree to pay, indemnify and hold the Senior Representative in respect of the Note Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral harmless from and against any third-party liability resulting from the gross negligence or willful misconduct of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or any of their agents, representatives or invitees (as determined by a court of competent jurisdiction in a final and non-appealable decision) in its or their operation of such facilities, in each case to the extent not paid for by the Grantors or any of their subsidiaries. Notwithstanding the foregoing, in no event shall the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral have any liability to the Senior Representative in respect of the Note Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral pursuant to this Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Note Priority Collateral existing prior to the date of the exercise by the Senior Representative in respect of the ABL Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral of their rights under this Agreement and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will not have any duty or liability to maintain the Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any damage to or diminution in the value of the Note Priority Collateral that results solely from removal of any ABL Priority Collateral from the premises or the ordinary wear and tear resulting from the use of the Note Priority Collateral by such persons in the manner and for the time periods specified under this Agreement.
               SECTION 2.10. Insurance. Unless and until written notice by the Senior Representative in respect of the ABL Priority Collateral to each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral that the Senior Secured Obligations in respect of the ABL Priority Collateral have been Paid In Full, as between the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the ABL Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until written notice by the Senior Representative in respect of the Note Priority Collateral to each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral that the Senior Secured Obligations in respect of the Note Priority Collateral have been Paid In Full, as between each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the Note Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy covering or constituting Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Note Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Note Priority Collateral, then the Senior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Security Documents) under the relevant insurance policy.
               SECTION 2.11. Refinancings. The Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document) of any Secured Party, all without affecting the Lien priorities provided for herein; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be. In connection with any refinancing or replacement contemplated by this Section 2.11, this Agreement may be amended at the written request and sole expense of the Issuer (subject to the immediately preceding sentence), and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Note Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Note Priority Collateral securing the indebtedness being refinanced or replaced, and (c) to establish that the Liens on any ABL Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.
               SECTION 2.12. Rights of Grantors. Subject to the terms of the Security Documents, the Grantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with any Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and Dispose of any income therefrom.
               SECTION 2.13. Amendments to Documents. In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of making additions to the Senior Secured Obligations Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document as it relates to the Junior Secured Obligations Collateral without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, the Issuer or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to the Junior Representative.
               SECTION 2.14. Set-Off and Tracing of and Priorities in Proceeds. Each Agent, on behalf of the applicable Secured Parties, acknowledges and agrees that, to the extent such Agent or any Secured Party for which it is acting as Agent exercises its rights of set-off against any Collateral pursuant to an Enforcement Action, the amount of such set-off shall be held and distributed pursuant to Section 2.05. Each Agent, for itself and on behalf of the applicable Secured Parties, further agrees that, notwithstanding anything herein to the contrary, prior to the issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In furtherance of the foregoing, any proceeds of Note Priority Collateral received after the earlier of the issuance of an Enforcement Notice by any Senior Representative with respect to the Note Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, whether or not deposited in any deposit accounts or securities accounts that constitute ABL Priority Collateral shall be treated as Note Priority Collateral. In addition, unless and until the Payment in Full of ABL Obligations occurs, each Junior Representative in respect of the ABL Priority Collateral hereby consents to the application, prior to the earlier of receipt by the Senior Representative in respect of the ABL Priority Collateral of an Enforcement Notice issued by any Junior Agent in respect of the ABL Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, of cash or other proceeds of Collateral, deposited under account control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.
               SECTION 2.15. Legends. Upon the effectiveness of this Agreement, each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend describing this Agreement and any other applicable intercreditor and/or subordination agreement.
ARTICLE III
Gratuitous Bailment for Perfection of Certain Security Interests; Rights
Under Permits and Licenses
               SECTION 3.01. General. The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article III is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien on such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.05(e), at such time as the Senior Secured Obligations secured by the Senior Lien of the Senior Representative shall have been Paid in Full, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative with the highest priority claim with respect to the applicable Collateral (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative.
               SECTION 3.02. Deposit Accounts. The Grantors, to the extent required by the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, may from time to time have deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts (each, as defined in the UCC) may be deposited. To the extent that any such Deposit Account is under the control of any Agent at any time, such Agent will act as gratuitous bailee for the other Agents and Secured Parties for the purpose of perfecting the Liens of the applicable Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to such other Agents or Secured Parties (including any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the Obligations for which the Senior Representative in respect of the ABL Priority Collateral serves as agent have been Paid in Full, such Senior Representative in respect of the ABL Priority Collateral shall (a) to the extent that the same are then under the sole dominion and control of such Representative and that such action is otherwise within the power and authority of such Representative pursuant to the applicable Documents, at the written request of any Junior Representative in respect of the ABL Priority Collateral, transfer control over all cash and other assets in any such Deposit Account maintained with such Senior Representative in respect of the ABL Priority Collateral to the Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to the ABL Priority Collateral (and each Grantor hereby authorizes and consents to any such transfer) and (b) at the written request of such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim, cooperate with the Issuer and such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (at the expense of the Issuer) in permitting control of any other Deposit Accounts to be transferred to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (or for other arrangements with respect to each such Deposit Accounts satisfactory to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to be made). In furtherance of the foregoing, each Agent (the “Appointing Agent”) hereby appoints each other Agent as its agent solely for perfection of such Appointing Agent’s Lien on each Deposit Account that is under the control of such other Agent, and each such other Agent accepts such appointment.
               SECTION 3.03. Rights under Permits and Licenses. In addition to the license granted under Section 2.09(b), the Senior Representative in respect of the Note Priority Collateral agrees that if the Senior Representative in respect of the ABL Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the Note Priority Collateral (as certified to the Senior Representative in respect of the Note Priority Collateral by the Senior Representative in respect of the ABL Priority Collateral, upon which the Senior Representative in respect of the Note Priority Collateral may rely) in order to realize on any ABL Priority Collateral, the Senior Representative in respect of the Note Priority Collateral shall (subject to the terms of ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the Note Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the ABL Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the ABL Priority Collateral, subject to the Senior Liens in respect of the Note Priority Collateral. The Senior Representative in respect of the ABL Priority Collateral agrees that if the Senior Representative in respect of the Note Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the ABL Priority Collateral (as certified to the Senior Representative in respect of the ABL Priority Collateral by the Senior Representative in respect of the Note Priority Collateral, upon which the Senior Representative in respect of the ABL Priority Collateral may rely) in order to realize on any Note Priority Collateral, the Senior Representative in respect of the ABL Priority Collateral shall (subject to the terms of ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the ABL Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the Note Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the Note Priority Collateral, subject to the Senior Liens in respect of the ABL Priority Collateral.
ARTICLE IV
Existence and Amount of Liens and Obligations
     Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse to reasonably promptly provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by conclusive reliance upon an officer’s certificate of the Issuer. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.
ARTICLE V
Consent of Grantors
          Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE VI
Representations and Warranties
               SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
               (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
               (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.
                    (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement and (iii) will not violate the charter, by-laws or other organizational documents of such party.
               SECTION 6.02. Representations and Warranties of Each Representative. Each Representative represents and warrants to the other parties hereto that it is authorized under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable, to enter into this Agreement.
ARTICLE VII
Miscellaneous
               SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
               (a) if to the ABL Collateral Agent, to it at Deutsche Bank Trust Company Americas, Suite 1500, Houston, Texas 77002, Attn: David E. Sisler, Fax: (832) 239-4693;
               (b) if to the First Lien Collateral Trustee, to it at Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, NY 10006, Attn: Corporate Trust Services — Administrator Coffeyville Resources LLC, Fax: (212) 515-5189;
               (c) if to the Subordinated Lien Collateral Trustee, to it at Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, NY 10006, Attn: Corporate Trust Services — Administrator Coffeyville Resources LLC, Fax: (212) 515-5189; and
               (d) if to any Grantor, to it at Coffeyville Resources, LLC, 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479, Attention: Edward Morgan, Fax: (281) 207-3389.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.01. As agreed to in writing among the Grantors, the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
               SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power; preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
               (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, to the extent adverse to any Grantor, the Grantors; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.11 and (y) at the sole request and expense of the Issuer, and without the consent of any Representative, (i) to add other parties (or any authorized agent thereof or trustee therefor) holding other ABL Debt, First Lien Debt, Second Lien Debt or Subordinated Lien Debt that are incurred after the date of this Agreement in compliance with the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents and this Agreement and (ii) to establish the Lien priorities on the Collateral securing such other Obligations. Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Issuer certifying that such other Obligations were issued or borrowed in compliance with the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso in this Section 4.02(b) shall be submitted to such Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.
               SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as well as the applicable Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
               SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
               SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic means) shall be as effective as delivery of a manually signed counterpart of this Agreement.
               SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
               SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
               (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
               (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
               SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
               SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
               SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the terms of the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall control.
               SECTION 7.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13 or Article VII to the extent expressly provided therein) is intended to or will amend, waive or otherwise modify the provisions of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document), and neither the Issuer nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or any other Grantor, which are absolute and unconditional, to pay the Obligations under the ABL Documents, First Lien Documents, Second Lien Documents and Subordinated Lien Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, in any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any applicable document with respect to any ABL Priority Collateral in any manner that would cause a default under any applicable document, or (b) pursuant to this Agreement or any applicable document with respect to any Note Priority Collateral in any manner that would cause a default under any applicable document.
               SECTION 7.12. Certain Terms Concerning First Lien Collateral Trustee. The First Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable First Lien Documents; and in so doing, the First Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The First Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the First Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First Lien Documents.
               SECTION 7.13. Certain Terms Concerning Subordinated Lien Collateral Trustee. The Subordinated Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Second Lien Documents and the Subordinated Lien Documents; and in so doing, the Subordinated Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Subordinated Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Subordinated Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Documents and the Subordinated Lien Documents.
               SECTION 7.14. Certain Terms Concerning ABL Collateral Agent. The ABL Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable ABL Documents; and in so doing, the ABL Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The ABL Collateral Agent shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the ABL Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Documents.
               SECTION 7.15. Additional Subsidiaries. Any subsidiary of any Grantor that is required to become a party hereto pursuant to any ABL Document, First Lien Document, Second Lien Document and/or Subordinated Lien Document shall enter into this Agreement as a Grantor upon becoming such a subsidiary. Upon execution and delivery by each Agent and such subsidiary of a joinder agreement substantially in the form of Exhibit A, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instruments shall not require the consent of any other Grantor or any other Secured Party. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
ABL Collateral Agent,

by	/s/ Erin Morrissey Name: Erin Morrissey
Title: Vice President

by	/s/ Michael Getz Name: Michael Getz
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
First Lien Collateral Trustee,

by	/s/ Martin Reed Name: Martin Reed
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Subordinated Lien Collateral Trustee,

by	/s/ Martin Reed Name: Martin Reed
Title: Vice President

COFFEYVILLE RESOURCES, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE FINANCE INC.

By:	/s/ Edward Morgan
Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE RESOURCES TERMINAL, LLC

By:	/s/ Edward Morgan
Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE RESOURCES PIPELINE, LLC

By:	/s/ Edward Morgan
Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ Edward Morgan
Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE REFINING & MARKETING, INC.

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE CRUDE TRANSPORTATION, INC.

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE TERMINAL, INC.

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

COFFEYVILLE PIPELINE, INC.

By:	/s/ Edward Morgan
Name: Edward Morgan
Title: Chief Financial Officer

CL JV HOLDINGS, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

CVR PARTNERS, LP
By: CVR GP, LLC, its managing general partner

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

CVR SPECIAL GP, LLC

By:	/s/ Edward Morgan Name: Edward Morgan
Title: Chief Financial Officer

Schedule I
Guarantors
CL JV HOLDINGS, LLC
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR PARTNERS, LP
CVR SPECIAL GP, LLC

Exhibit A
Form of Joinder Agreement
     The undersigned, _________________, a _______________, hereby agrees to become a party as a Grantor under the ABL Intercreditor Agreement, dated as of [ ], 2011, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the guarantors listed on Schedule 1 thereto, Deutsche Bank Trust Company Americas, as ABL Collateral Agent, Wells Fargo Bank, National Association, as First Lien Collateral Trustee, Wells Fargo Bank, National Association, as Subordinated Lien Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Intercreditor Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor as of the date thereof.
     The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Joinder.
     IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of ________________, 20__.

[____________________]

By:
Name:
Title: